UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2009 (May 28, 2009)

Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Progress Drive, Suite 200

Shelton, CT 06484

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 925-9600

10 Progress Drive, Suite 200

Shelton, CT 06484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 28, 2009, HC Innovations, Inc., a Delaware corporation, entered into an Amendment to the Line of Credit Agreement (the “Amendment”) with certain lenders named therein (the “Lenders”). The Amendment was intended to revise certain provisions of a Line of Credit Agreement (the “Line of Credit Agreement”) entered into by and between the Company and the Lenders on March 12, 2009 pursuant to which, the Lenders agreed to provide the Company with funding in the amount of Five Hundred Ten Thousand Dollars ($510,000), to be used exclusively to satisfy the Company’s bi-weekly payroll obligations. The Line of Credit Agreement provided for a maturity date of May 31, 2009 and carries monthly interest rate of 5/12% for access to the funds as well as 5/12% interest rate for the number of days that the funds are utilized by the Company. Pursuant to the Amendment, the maturity date of the Line of Credit Agreement was extended to July 31, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit No.	Exhibit Description

99.1 -	Amendment No. 1 to Line of Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

June 1, 2009		HC INNOVATIONS, INC.
	By:	/s/ R. Scott Walker Name: R. Scott Walker Title: Chief Financial Officer